UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007 (February 14, 2007)
WQN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27751	75-2838415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14911 Quorum Drive, Suite 140, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 361-1980
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On February 14, 2007, WQN, Inc.’s (the “Company”) Board of Directors approved the issuance of a dividend, to stockholders of record as of April 1, 2007, of all of the shares of common stock of VoIP, Inc., a Texas corporation (“VoIP”), which the Company beneficially owns. As of February 14, 2007, the Company beneficially owns 8,412,751 shares of VoIP common stock, par value $0.001 per share.
The Company will work with VoIP and VoIP’s transfer agent to pay the dividend as soon as reasonably possible after the record date for the dividend. The dividend is conditioned upon VoIP recognizing the transfer of the shares of VoIP common stock on the books and records of VoIP. The dividend cannot be paid until the transfer is recognized on the books and records of VoIP. The Company cannot give any assurances that VoIP or VoIP’s transfer agent will provide prompt assistance to the Company in the distribution of VoIP common stock. In the event that the dividend does not occur on or before May 30, 2007, the Company will have to set a new record date for such dividend.
The Company also currently holds a convertible note payable by VoIP. Neither this convertible note, nor the shares of VoIP common stock underlying this convertible note, is included in this dividend by the Company.
The Board of Directors of the Company continues to evaluate its strategic alternatives for the long-term success of the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WQN, INC.

February 14, 2007	By:	/s/ B. Michael Adler

	Name:	B. Michael Adler
	Title:	Chief Executive Officer

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